U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2015
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch CO,	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303)-734-1727
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
As previously disclosed, Advanced Emissions Solutions, Inc. (the “Company”) is working on a strategic restructuring of its businesses (“Restructuring”) to simplify its operating structure in a manner that creates increased customer focus, better supports sales and product delivery and also aligns the Company’s cost structure as the emissions control market shifts towards compliance solutions for the federal Mercury Air Toxics Standard. As part of the Restructuring plan, on August 14, 2015, the Company’s management approved an action to wind down operations of ADA Analytics, LLC, a wholly owned subsidiary of the Company, with operations located in Jerusalem, Israel. The Company intends to address the immediate United States analytics market using alternative services and capabilities.
The Company expects to incur charges in connection with the wind down of approximately $2.0 million to $2.4 million, consisting of non-cash charges associated with the write-down of intangible assets of approximately $1.9 million to $2.3 million and severance and other costs of $0.1 million. The Company estimates that $0.1 million of these charges will result in cash expenditures.

As a result of the Restructuring, the Company estimates it will generate annualized expense savings of approximately $0.8 million, primarily from savings in employee salaries and benefits.

Item 2.06	Material Impairments.
As described in Item 2.05 above, which is incorporated into this Item 2.06 by reference, the Company estimates that it will incur a non-cash asset impairment charge of approximately $1.9 million to $2.3 million as a result of the write-down of intangible assets.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Restructuring and the outcomes thereof, estimated costs, charges and impairments incurred and estimated annualized savings, and sources thereof, resulting from the wind down of ADA Analytics, LLC; the use of alternative services and capabilities to address the immediate United States analytics market and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, uncertainties that may delay or negatively impact the timing, completion and anticipated outcomes of the Restructuring; disruption to business operations as a result of the Restructuring; economic conditions and market demand; inability to successfully implement any changes or refocus the Company’s business and operations, including the use of alternative services and capabilities to address the immediate Unites States analytics market; timing of or changes to relevant laws, regulations and any legal challenges to or repeal of them; loss of key personnel; claims from third parties and other legal proceedings; and risks relating to the substantial costs and diversion of personnel’s attention and resources due to the audits and re-audits and filing any required restatements and periodic reports and related litigation and other factors discussed in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of its securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 19, 2015

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

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